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                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements of Applied Power Inc. on Forms S-8 No. 33-18140, No. 33-21250, No. 33-24197, No.
33-38719, No. 33-38720 and No. 33-62658 of our reports dated September 30, 1994, which reports express an unqualified opinion and include an explanatory paragraph relating to the change in method of accounting for postretirement benefits to conform with Statement of Financial Accounting Standards No. 106, appearing in this Annual Report on Form 10-K of Applied Power Inc. for the year ended August 31, 1994





DELOITTE & TOUCHE LLP
Milwaukee,  Wisconsin
November 17, 1994